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                                                                   EXHIBIT 10(n)
                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT executed this 15th day of July, 1996, between Clinicor, Inc., a Nevada corporation (the "Corporation"), and Thomas P. O'Donnell (the "Employee").

                              W I T N E S S E T H:
                              -------------------

     1.   Employment.  The Corporation hereby employs the Employee and the
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Employee hereby accepts such employment and agrees to perform the services specified herein upon the terms and conditions hereinafter set forth.

     2.   Term.  Subject only to the provisions for termination as hereinafter
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set forth, the term of this Agreement shall be for a period of five (5) years beginning on the effective date hereof.

     3.   Compensation.  For all services rendered by the Employee under this
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Agreement, the Corporation shall pay to the Employee a minimum base salary of
One Hundred Fifty Thousand Dollars ($150,000.00) per year, payable in equal bi-monthly installments. The Employee shall be entitled to receive such further compensation in the form of bonuses and salary increases as shall be authorized by the Board of Directors of the Corporation (the "Board") from time to time.

     4.   Benefits.  In addition to the direct remuneration provided for in the
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preceding Section 3, the Employee shall be entitled to participate in and to receive benefits consistent with those of other officers of the Corporation.
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     5.   Duties.  The Employee has been elected President and Chief Executive
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Officer of the Corporation, and he agrees to perform the duties normally incidental to that office for as long as he holds that office. The Employee further agrees to perform for the Corporation such other duties and responsibilities as may be prescribed from time to time by the Board.

     6.   Extent of Service.  The Employee shall devote his full time, attention
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and energy to the business of the Corporation and will faithfully, industriously, and to the best of his ability perform all of the duties that may be required of him as an Employee. The Employee shall not directly or indirectly render any services to any other person or organization, whether for compensation or otherwise, without the prior consent of the Board. The Employee will not engage in activities, businesses, or investments that would in any way conflict with the best interests of the Corporation.

     7.   Disclosures of Information.  The Employee recognizes and acknowledges
          --------------------------
that he may have access to certain Confidential Information of the Corporation (as hereinafter defined) and that such information constitutes valuable, special and unique property of the Corporation. The Employee will not, during or after the term of his employment, directly or indirectly divulge, disclose or otherwise communicate or make available any of such Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever without the prior

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written consent of the Corporation.  Confidential Information includes without limitation each of the following with respect to the Corporation: (i) financial information; (ii) information concerning marketing plans or strategies; (iii) information concerning customers, equipment suppliers and other vendors; (iv) demographic information concerning the Corporation's markets and potential markets; (v) information concerning business methods and practices; and (vi) any other information which the Corporation treats as confidential. Confidential Information shall also include without limitation any information or materials received by the Corporation from third parties in confidence (or subject to nondisclosure or similar agreements). The Employee should consider all information coming into his possession by virtue of his employment relationship with the Corporation to be Confidential Information unless it is freely available to the public.

     8.   Materials.  All data, listings, charts, drawings, records, documents,
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programs, software, documentation, memoranda, journals, notebooks, records, files, drafts, specifications and similar items relating to the business of the Corporation or its customers, whether compiled by the Employee, furnished to the Employee by the Corporation, its customers or clients or otherwise made accessible to the Employee or coming into his possession, while the Employee is in the employ of the Corporation, and copies of any such items, shall be and remain the sole and exclusive property of the Corporation or its customers or clients, as the

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case may be, and none of such items shall be removed from the Corporation's business premises by the Employee without the prior consent of the Corporation, except as required in the course of his employment. All of such items shall be returned to the Corporation by the Employee upon the termination of his employment with the Corporation for whatever reason. The provisions of this
Section 8 shall not, however, prohibit the Employee from using any materials published by the Corporation and made available (without breach of this Section) to the general public.

     9.   Termination.
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          (a) Death or Disability.  In the event of the Employee's death or in
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the event of his disability for a period in excess of six (6) months during the term of this Agreement, the Corporation (i) shall pay to the Employee or to his heirs or personal representatives the amount of compensation accrued under
Section 3 hereof through the date of death or (in case of disability) through the commencement date of the Employee's long term disability benefits under the long term disability income plan maintained by the Corporation (or through the end of the six-month period commencing with the onset of disability, if the Corporation does not then maintain a long term disability income plan) and (ii) shall make any other payment required under Section 9(e) of this Agreement. The Corporation shall thereafter have no further liability under this Agreement to the Employee or his heirs or personal representatives. "Disability" for purposes hereof shall

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be deemed to have occurred if the Employee because of injury or sickness is unable to perform each of the material duties of his occupation. In the event of any dispute as to whether the Employee is disabled, the determination of the Board shall be final and binding.

          (b) Termination with Cause by the Corporation.  At any time during the
              -----------------------------------------
term hereof, the Corporation shall have the right to terminate for cause the Employee's employment under this Agreement upon the occurrence of any of the following events by the Employee:

               (i) persistent neglect of his duties hereunder or a willful violation of any of the provisions of this Agreement or any other arrangement with the Corporation, which continues after written notice and thirty (30) days in which to cure;

              (ii) fraud, embezzlement, defalcation, or conviction of any felonious offense; or

             (iii) intentionally imparting Confidential Information, as defined in Section 7, to competitors or to other third parties other than in the course of carrying out his corporate duties.

Such termination shall be effective immediately upon the delivery to the Employee by the Corporation of written notice of such termination. In the event of a termination of the Employee's employment for cause in accordance with the provisions of this Section 9(b), the Corporation shall pay to the Employee on the date of termination (i) all compensation accrued under Section 3 of this Agreement to the date of such termination; and (ii) any payment due

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under Section 9(e) of this Agreement.  Thereafter, the Corporation shall have no further obligation to the Employee.

          (c) Termination Without Cause by the Corporation.  At any time during
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the term hereof, the Corporation may, without cause, elect to terminate the employment of the Employee. Such termination shall be effective immediately upon the delivery to the Employee by the Corporation of written notice of such termination. In such event, the Employee shall be entitled to receive a severance payment equal to two times all compensation paid to or accrued for the benefit of the Employee during the twelve (12) month period immediately prior to the date of termination. Unless otherwise agreed to by the Employee, the severance payment shall be paid to the Employee within ten (10) days after the date of termination in a lump sum, cash payment. The severance payment shall in no event be less than Three Hundred Thousand Dollars ($300,000.00). Upon termination of the Employee without cause, the Corporation shall also pay to the Employee on the termination date any payment due under Section 9(e) of this Agreement.

          (d) Termination by Employee.  At any time during the term hereof, the
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Employee may terminate employment with the Corporation.  Such termination shall be effective six (6) months after the Employee gives written notice of such termination to the Corporation. In the event of such termination hereunder, the Corporation shall pay to the Employee (i) all compensation accrued under Section 3 of this Agreement to the date of such termination;

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(ii) any payment due under Section 9(e) of this Agreement; and (iii) any discretionary severance payment awarded by the Board. If the Employee terminates his employment with the Corporation following a material reduction in the Employee's level of responsibility or employment benefits, then the termination shall be deemed to be termination without cause by the Corporation pursuant to Section 9(c) of this Agreement.

          (e) Additional Payments Upon Termination.  Upon termination of
              ------------------------------------
employment for any reason, the Corporation shall, within ten (10) days thereafter, pay in full any and all amounts owed by the Corporation to the Employee and/or to any affiliate or family member of the Employee.

     10.  Restrictive Covenant.  To induce the Corporation to enter into this
          --------------------
Agreement, the Employee agrees that until the earlier of (i) two (2) years after the termination of his employment, either voluntarily by the Employee or by the Corporation "for cause," as that term is defined in Section 9(b) of this Agreement, or (ii) June 30, 1999, he shall not, directly or indirectly, engage or participate in any activities within the United States, which are the same as, or competitive with, the activities the Corporation presently performs. Moreover, in no event shall the Employee, while he is an employee of the Corporation, directly or indirectly engage in or participate in any activities, within the United States, which are the same as, or competitive with, the activities the Corporation presently performs. In the event that the

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provisions of this Section 10 should ever be deemed to exceed the time, geographic, or other limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic, or other limitations permitted by such laws.

     11.  Notices.  Any notice required or permitted to be given under this
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Agreement shall be sufficient if in writing and if delivered (including delivery by private courier or facsimile transmittal) or sent by registered or certified mail, postage prepaid, return receipt requested to the Employee at 307 Camp
Craft Road, #200, Austin, Texas 78746, or to the Corporation at 307 Camp Craft Road, #200, Austin, Texas 78746, or to such other address as either party shall designate by written notice to the other. Such notice shall be effective as of the date received or (if mailed as described above) the date of mailing.

     12.  Assignment.  This Agreement may not be assigned by either party hereto
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without the consent of the other party.  Subject to the foregoing, the rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation, and the rights of the Employee under this Agreement shall inure to the benefit of the heirs and personal representatives of the Employee.

     13.  Miscellaneous.
          -------------

          (a) This Agreement shall be subject to and governed by the laws of the State of Texas.

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          (b) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Titles of sections are for convenience only and neither limit nor amplify any of the provisions contained herein.

          (c) Upon execution of this Agreement, the right, duties and obligations of the parties hereto with respect to the matters set forth herein shall be governed solely by the provisions of this Agreement, and all representations, warranties, terms and conditions with respect to such matters which may be contained in any prior writing executed by any of the parties (including without limitation the Covenant Not to Compete dated February 27, 1995 between the Corporation and the Employee and Robert S. Sammis) shall be null and void and of no further force and effect.

          (d) Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the application thereof to any party hereto or under any circumstances, shall be invalid or unenforceable to any extent under applicable law, such provision shall be deemed severed from this Agreement with respect to such party or such circumstance, without invalidating the remainder of this Agreement or the application of such provision to other persons or circumstances, and a new provision shall be deemed to be substituted in lieu of the provision so severed which new provision shall, to the extent

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possible, accomplish the intent of the parties hereto as evidenced by the provision so severed.

          (e) In the event of a breach or threatened breach by the Employee of any provision of this Agreement, then in addition to any other available remedy to which the Corporation may be entitled, including the recovery of damages, the Corporation shall be entitled to an injunction restraining the Employee from breaching or attempting to breach, in whole or in part, any of the provisions of this Agreement. In addition, in the event of a breach by either party of any provision of this Agreement, the non-breaching or (in the event of litigation) the prevailing party shall be entitled to recover from the other party all reasonable costs and attorneys' fees incurred by the non-breaching or prevailing party in seeking any of such remedies.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date set forth above.

                                        CLINICOR, INC.


                                        By:  /s/ ROBERT S. SAMMIS
                                           -----------------------------------
                                             Robert S. Sammis

                                                                   "CORPORATION"


                                        /s/ THOMAS P. O'DONNELL
                                        ----------------------------------------
                                        THOMAS P. O'DONNELL

                                                                      "EMPLOYEE"


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